Exhibit 5.1

June 11, 2007

Airspan Networks Inc.
777 Yamato Road
Suite 310
Boca Raton, FL 33431

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Airspan Networks Inc., a Washington corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) relating to the offer and sale by the Company from time to time of (i) its common stock, par value $0.0003 per share (the “Common Stock”); (ii) its convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”); and (iii) warrants to purchase Common Stock (the “Common Stock Warrants”) or Preferred Stock (the “Preferred Stock Warrants” and taken together with the Common Stock Warrants, the “Securities Warrants”) , for an aggregate initial offering price of up to $50,000,000 (or the equivalent in foreign currencies, currency units or composite currencies). In addition to any Common Stock and Preferred Stock that may be issued directly, the Registration Statement also relates to the offer and sale by the Company of such indeterminate amount of Common Stock and Preferred Stock as may be issued upon conversion or exchange of Preferred Stock for which no separate consideration will be received by the Company. The Common Stock, Preferred Stock and Securities Warrants are herein collectively referred to as the “Securities.”

For purposes of this opinion we have examined the following:

(a)	the Second Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”);

(b)	the Bylaws of the Company (the “Bylaws”);

(c)	resolutions of the Board of Directors of the Company adopted by written consent dated June 8, 2007 (the “Resolutions”); and

(d)
the Registration Statement, including the prospectus included therein (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”).

We have also examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Airspan Networks Inc.
June 11, 2007

Based on the foregoing, we are of the opinion that:

1.
The Company has the authority pursuant to its Articles of Incorporation to issue up to 100,000,000 shares of Common Stock. Upon adoption by the Company’s Board of Directors (the “Board”) or a duly constituted and empowered committee thereof (a “Committee”) of resolutions in sufficient form and content under the Washington Business Corporation Act (the “WBCA”), as then in effect, and the Company’s Articles of Incorporation and Bylaws, as then in effect, to authorize a particular issuance of Common Stock (including any issuance of Common Stock (i) upon the exchange or conversion of any validly issued, fully paid and non-assessable Preferred Stock that are exchangeable or convertible into Common Stock or (ii) upon the exercise of any validly issued Securities Warrants exercisable for Common Stock) and upon the issuance and delivery of and payment for such Common Stock in the manner contemplated by such resolutions and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and in the case of the issuance of Common Stock pursuant to clauses (i) or (ii) above, upon the satisfaction of and compliance with the conditions to such exchange, conversion or exercise), such Common Stock will be validly issued, fully paid and non-assessable.

2.
The Company has the authority pursuant to its Articles of Incorporation to issue up to 5,000,000 shares of Preferred Stock. Upon (a) adoption by the Board or a Committee of resolutions in sufficient form and content under the WBCA, as then in effect, and the Company’s Articles of Incorporation and Bylaws, as then in effect, to (i) designate a series or class of Preferred Stock and (ii) authorize a particular issuance of shares of such series or class of Preferred Stock (including any issuance of shares of a series or class of Preferred Stock upon (x) the exercise of any validly issued Securities Warrants exercisable for Preferred Stock), (b) the filing of the resolutions designating such series or class in accordance with the WBCA as then in effect, (c) the taking of any other action necessary under the WBCA, as then in effect, to create such class or series and (d) the issuance and delivery of and payment for such Preferred Stock in the manner contemplated by such resolutions and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and in the case of the issuance of Preferred Stock pursuant to clause (x) above, upon the satisfaction of and compliance with the conditions to the exercise, exchange, conversion or deposit), such Preferred Stock of such series or class will be validly issued, fully paid and non-assessable.

3.
When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the WBCA, as then in effect, and the Company’s Articles of Incorporation and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Securities Warrants, (b) a warrant agreement for the Securities Warrants has been duly authorized, executed and delivered by the Company and the warrant agent and (c) the instruments representing such Securities Warrants have been duly authenticated by the warrant agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the warrant agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Securities Warrants will constitute binding obligations of the Company.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)
Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors’ rights.

(b)
Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

Airspan Networks Inc.
June 11, 2007

(c)
In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the Resolutions and any other applicable resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act of 1933, as amended, and will be effective at such time, (iv) such Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act of 1933, as amended, the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (v) none of the particular terms of a series of Securities will violate any applicable law, (vi) neither the issuance and sale of such Securities nor the compliance by the Company with the terms thereof will result in a violation of the Articles of Incorporation or Bylaws of the Company as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company, (vii) with respect to the issuance of Securities that are equity securities, the Company has a sufficient number of securities of that class or series of equity securities authorized under its Articles of Incorporation as then in effect and (viii) with respect to the issuance of any Securities that are exercisable for or exchangeable or convertible into any class or series of equity securities, the Company has a sufficient number of securities of such class or series of equity securities issuable on exercise, exchange or conversion of such Securities authorized under its Articles of Incorporation as then in effect.

(d)
We express no opinion as to the enforceability of (i) provisions that relate to choice of law, (ii) waivers by the Company of any statutory or constitutional rights or remedies or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct.

(e) We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Our opinions expressed above are limited to the laws of the States of Washington and New York, and the federal laws of the United States of America.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus.

Very truly yours,

Dorsey & Whitney LLP